Exhibit 10.6 (c)
Synaptics Incorporated
2001 Incentive Compensation Plan
Deferred Stock Award Agreement
     Synaptics Incorporated (the “Company”) wishes to grant to the person (the “Participant”) named in the Notice of Grant of Deferred Stock Award (the “Notice of Grant”) a Deferred Stock Award (the “Award”) pursuant to the provisions of the Company’s 2001 Incentive Compensation Plan (the “Plan”). The Award will entitle Participant to shares of Stock from the Company, if Participant meets the vesting requirements described herein. Therefore, pursuant to the terms of the attached Notice of Grant and this Deferred Stock Award Agreement (the “Agreement”), the Company grants Participant the number of Deferred Stock Units listed in the Notice of Grant.
     The details of the Award are as follows:
     1. Grant Pursuant to Plan. This Award is granted pursuant to the Plan, which is incorporated herein for all purposes. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Agreement and of the Plan. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, or, if such term is not defined in this Agreement, such term shall have the meaning assigned to it under the Plan.
     2. Deferred Stock Award. The Company hereby grants to the Participant the Deferred Stock Units listed in the Notice of Grant as of the grant date specified in the Notice of Grant (the “Grant Date”). Such number of Deferred Stock Units may be adjusted from time to time pursuant to Section 10(c) of the Plan.
     3. Vesting and Forfeiture of Deferred Stock Units.
          (a) Vesting. The Participant shall become vested in the Deferred Stock Units in accordance with the vesting schedule in the Notice of Grant.
          (b) Forfeiture. The Participant shall forfeit any unvested Deferred Stock Units, if any, in the event that the Participant’s Continuous Service is terminated for any reason, except as otherwise determined by the Plan Administrator in its sole discretion, which determination need not be uniform as to all Participants.
          [(c) Accelerated Vesting on a Change in Control. In the event of a Change in Control, as defined in the Change in Control Severance Agreement between the Participant and the Company (the “Change in Control Severance Agreement”), fifty percent (50%) of the unvested Deferred Stock Units subject to this Award will become fully vested as of the Effective Date of a Change in Control (both as defined in the Change in Control Severance Agreement). After the Effective Date, the remaining unvested Deferred Stock Units shall continue to vest at the rate and at the times provided for in the Notice of Grant. If the Participant is terminated by the Company (or its successor or parent) without Good Cause (as defined in the Change in Control Severance Agreement) or the Participant terminates his employment with the Company (or its successor or parent) for Good Reason (as defined in the Change in Control Severance Agreement), any remaining unvested Deferred Stock Units subject to this Award will vest as of the day immediately preceding the date of termination.]
     4. Settlement of Deferred Stock Award.
          (a) Settlement of Units for Stock. Whereas Section 6(e) of the Plan permits the Company to deliver either cash, Stock or a combination of Stock and cash in settlement of a Deferred Stock Award, the Company has determined that this Award shall be settled solely in Stock. Therefore, the Company shall deliver to the Participant one share of Stock for each vested Deferred Stock Unit subject to this Award on the appropriate Delivery Date (as defined in Section 4(b)). The Company shall not have any obligation to settle this Award for cash.
          (b) Delivery of Stock. Shares of Stock shall be delivered on the delivery date(s) (each a “Delivery Date”) specified in the Notice of Grant. Once a share of Stock is delivered with respect to a vested Deferred Stock Unit, such vested Deferred Stock Unit shall terminate and the Company shall have no further obligation to deliver shares of Stock, cash or any other property for such vested Deferred Stock Unit.

          (c) Deferral of Delivery. Notwithstanding the foregoing, the Participant may elect, in writing received by the Plan Administrator at least twelve (12) months prior to a Delivery Date, to defer that date until any later date (which such date is at least five years after the original Delivery Date).
     5. No Rights as Shareholder until Delivery. The Participant shall not have any rights, benefits or entitlements with respect to any Stock subject to this Agreement unless and until the Stock has been delivered to the Participant. On or after delivery of the Stock, the Participant shall have, with respect to the Stock delivered, all of the rights of an equity interest holder of the Company, including the right to vote the Stock and the right to receive all dividends, if any, as may be declared on the Stock from time to time.
     6. Adjustments in Case of Certain Corporate Transactions. In the event of a proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation, or other form of corporate transaction in which the Company does not survive, or in which the shares of Stock are exchanged for or converted into securities issued by another entity, then the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee or the Board, assume this Award or substitute an equivalent award. If the successor or acquiring entity or an affiliate thereof does not cause such an assumption or substitution, then this Award shall terminate upon the consummation of such sale, merger, consolidation, or other corporate transaction. Immediately prior to and contingent on the consummation of a corporate transaction as described in this Section 6, the Company shall deliver shares of Stock to the extent of the vested Deferred Stock Units as of the date of the consummation of such corporate transaction.
     7. Tax Provisions.
          (a) Tax Consequences. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
          (b) Withholding Obligations. At the time the Award is granted, or at any time thereafter as requested by the Company, Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, including shares of Stock deliverable pursuant to this Award, and otherwise agrees to make adequate provision for, any sums required to satisfy the minimum federal, state, local and foreign tax withholding obligations of the Company or a Related Entity, if any, which arise in connection with the Award.
     The Company, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, may withhold from fully vested shares of Stock otherwise deliverable to Participant upon the vesting of the Award a number of whole shares of Stock having a Fair Market Value, as determined by the Company as of the date the Participant recognizes income with respect to those shares of Stock, not in excess of the amount of minimum tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment). Any adverse consequences to Participant arising in connection with such Stock withholding procedure shall be the Participant’s sole responsibility.
     In addition, the Company, in its sole discretion, may establish a procedure whereby the Participant may make an irrevocable election to direct a broker (determined by the Company) to sell sufficient shares of Stock from the Award to cover the tax withholding obligations of the Company or any Related Entity and deliver such proceeds to the Company.
     Unless the tax withholding obligations of the Company or any Related Entity are satisfied, the Company shall have no obligation to issue a certificate for such shares of Stock.
          (c) Section 409A Amendments. The Company agrees to cooperate with Participant to amend this Agreement to the extent either the Company or Participant deems necessary to avoid imposition of any additional tax or income recognition prior to actual payment to Participant under Code Section 409A and any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, but only to the extent such amendment would not have an adverse effect on the Company and would not provide Participant with any additional rights, in each case as determined by the Company in its sole discretion.
     8. Consideration. With respect to the value of the shares of Stock to be delivered pursuant to the Award, such shares of Stock are granted in consideration for the services Participant shall provide to the Company during the vesting period.
     9. Transferability. The Deferred Stock Units granted under this Agreement are not transferable otherwise than by will or under the applicable laws of descent and distribution. In addition, the Deferred Stock Units shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Deferred Stock Units shall not be subject to execution, attachment or similar process.
     10. General Provisions.
          (a) Employment At Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in the service of the Company or its Related Entities for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Entity employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s service at any time for any reason, with or without cause.
          (b) Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days’ advance written notice under this paragraph to all other parties to this Agreement.
          (c) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.
          (d) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify this Agreement or the Award under any applicable law, that provision shall be construed or deemed amended to conform to applicable law (or if that provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the Award, that provision shall be stricken as to that jurisdiction and the remainder of this Agreement and the Award shall remain in full force and effect).
          (e) No Trust or Fund Created. Neither this Agreement nor the grant of the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Participant or any other person. The Deferred Stock Units subject to this Agreement represent only the Company’s unfunded and unsecured promise to issue Stock to the Participant in the future. To the extent that the Participant or any other person acquires a right to receive payments from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.
          (f) Cancellation of Award. If any Deferred Stock Units subject to this Agreement are forfeited, then from and after such time, the Participant (and any other person from whom such Deferred Stock Units are forfeited) shall no longer have any rights to such Deferred Stock Units or the corresponding shares of Stock. Such Deferred Stock Units shall be deemed forfeited in accordance with the applicable provisions hereof.
          (g) Participant Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the shares of Stock deliverable pursuant to the provisions of this Agreement.
          (h) Amendment, Modification, and Entire Agreement. No provision of this Agreement may be modified, waived or discharged unless that waiver, modification or discharge is agreed to in writing and signed by the Participant and the Plan Administrator. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern. Participant further acknowledges that as of the Grant Date, this Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Stock pursuant to this Award and supersede all prior oral and written agreements on that subject with the exception of awards from the Company previously granted and delivered to Participant. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

          (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to the conflict-of-laws rules thereof or of any other jurisdiction.
          (j) Interpretation. The Participant accepts this Award subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under this Agreement.
          (k) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof. The Company may assign its rights and obligations under this Agreement, including, but not limited to, the forfeiture provision of Section 3(b) to any person or entity selected by the Board.
          (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
          (m) Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.
     11. Representations. Participant acknowledges and agrees that Participant has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understands all provisions of the Award.
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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

SYNAPTICS INCORPORATED

By:

Title:

PARTICIPANT

Address:

[Signature Page to Deferred Stock Award Agreement]